UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A
(AMENDMENT NO. 2)

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  April 16, 2010

NORTHERN STATES FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

000-19300
(Commission File Number)

Delaware	36-3449727
(State or other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

1601 North Lewis Avenue
P.O. Box 39
Waukegan, Illinois  60085
(Address of Principal Executive Offices)

(847) 244-6000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

During the fourth quarter of 2009, and as previously disclosed, the Federal Deposit Insurance Corporation (the “FDIC”) and the Illinois Department of Financial and Professional Responsibility (the “IDFPR”) conducted a risk management review of NorStates Bank (the “Bank”), a subsidiary of Northern States Financial Corporation (the “Company”).  As a result of that review, during the first quarter of 2010, the FDIC and the IDFPR advised management of their decision to propose that the Bank be required to enter into a joint Consent Order.

On April 16, 2010, the Bank and the FDIC and the IDFPR entered into a final joint Consent Order.  Pursuant to the Consent Order, among other things, the Bank has agreed to undertake the following:

(1)           increase the participation of the Bank’s Board of Directors in overseeing and supervising the affairs and activities of the Bank, including holding meetings of the Board no less frequently than monthly;

(2)           adopt and implement a program for monitoring compliance with the Consent Order, including establishing a committee comprised of at least three outside Bank board members responsible for such oversight;

(3)           maintain a Tier 1 capital to total assets ratio of at least 8% and a total risk-based capital ratio of at least 12%;

(4)           prohibit the extension of additional credit to or for the benefit of any existing borrower with a loan that has been previously charged-off or classified “loss” by the examiners, as well as prohibit the extension of additional credit in any amount in excess of $10,000 to any existing borrower with an outstanding classified or “special mention” loan unless the Board of Directors or a committee thereof determines the loan to be in the best interests of the Bank;

(5)           adopt a written action plan with respect to each classified asset and delinquent loan in excess of $1,000,000 for the purpose of reducing the Bank’s risk position with respect to such asset;

(6)           correct all deficiencies in the loans listed as “special mention” by the examiners;

(7)           adopt a written action plan to reduce and manage concentrations of credit identified by the examiners, including procedures that provide for the ongoing measurement and monitoring of the concentrations of credit, the performance of portfolio stress testing analysis and the setting of concentration limits commensurate with the Bank’s capital levels and overall risk profile;

(8)           provide for quarterly reviews of and adjustments to the allowance for loan and lease losses in accordance with bank regulatory guidelines;

(9)           implement revised written lending and collection policies as indicated by the examiners, as well as revised loan grading and review procedures, including procedures for periodic confirmation of the accuracy and completeness of the watch list and all risk grade assignments, identification of loan relationships that warrant special management attention, and identification and tracking of credit and collateral documentation exceptions;

(10)          adopt a written profit plan and comprehensive budget containing formal goals and strategies to reduce discretionary expenses and to improve the Bank’s overall earnings;

(11)           adopt a written contingency funding/liquidity plan which includes identification of the sources of liquid assets available to meet the Bank’s contingency funding needs over one-, two- and three-month time horizons;

(12)           adopt a revised investment policy and interest rate risk policy to address the recommendations of the examiners;

The Consent Order also prohibits the payment of any dividends by the Bank to the Company without the prior written consent of both the FDIC and the IDFPR.

The foregoing description of the Consent Order is qualified in its entirety by reference thereto, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.  Also, the Stipulation and Consent to the Issuance of a Consent Order is attached to this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference.

Because the Consent Order establishes specific capital amounts to be maintained by the Bank, the Bank may not be considered better than “adequately capitalized” for capital adequacy purposes, even if the Bank exceeds the levels of capital set forth in the Consent Order. Currently, the Bank exceeds the capital levels established by the FDIC and the IDFPR in the Consent Order.

As an adequately capitalized institution, the Bank may not accept, renew or roll over brokered deposits without prior approval of the FDIC.  Brokered deposits also include deposits with rates of interest that are more than 75 basis points above the rate applicable to the applicable market of the Bank as determined by the FDIC.  As of March 31, 2010, 19.53% of the Bank’s deposits were brokered deposits.  The Bank believes it will be able to find alternative funding sources for these brokered deposits as they come due.  Replacement funding sources for the maturing brokered deposits include, among other sources:  the growth of core deposits from current and new retail and commercial customers; scheduled repayments on existing loans; and the possible sale of investment securities.  The Bank has also applied for a designation by the FDIC that the Bank is operating in a high rate area, which if approved would give the Bank additional flexibility in offering competitive interest rates on deposits.

Any material failure to comply with the provisions of the Consent Order could result in additional enforcement actions by the FDIC as allowed by 12 U.S.C. §1818 and the IDFPR. While the Company intends to take such actions as may be necessary to enable the Bank to comply with the requirements of the Consent Order, there can be no assurance that the Bank will be able to comply fully with the provisions of the Consent Order, or that efforts to comply with the Consent Order will not have adverse effects on the operations and financial condition of the Company and the Bank.

Management is committed to complying with the terms of the Consent Order, and has already taken, and continues to take, numerous steps to address these matters.  The Bank will report to the FDIC and the IDFPR quarterly regarding its progress in complying with the provisions included in the Consent Order.  Compliance with the terms of the Consent Order will be an ongoing priority for management of the Bank.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit	Description of Exhibit
10.1	Consent Order dated April 16, 2010.
10.2	Stipulation and Consent to the Issuance of a Consent Order dated April 9, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NORTHERN STATES FINANCIAL CORPORATION

Date: April 22, 2010	By:	/s/Brett Houston
Brett Houston
Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit	Description of Exhibit
10.1	Consent Order dated April 16, 2010.
10.2	Stipulation and Consent to the Issuance of a Consent Order dated April 9, 2010.